                                                                     EXHIBIT 2.0

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                  June 1, 1999

                                      among

                               CAFE ODYSSEY, INC.,

                                STEPHEN D. KING,

                               POPMAIL.COM, INC.,

             ALL OF THE HOLDERS OF COMMON STOCK OF POPMAIL.COM, INC.

                                       and

                    CAFE ODYSSEY ACQUISITION SUBSIDIARY, INC.

                                TABLE OF CONTENTS

ARTICLE I
         THE MERGER AND RELATED MATTERS...........................................................................1
         1.01     The Merger......................................................................................1
         1.02     Effective Time of the Merger....................................................................2
         1.03     Conversion of Common Shares.....................................................................2
         1.04     Exchange of Company Common Shares...............................................................3
         1.05     Closing into Escrow; the Escrow Account.........................................................4

ARTICLE 2
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................5
         2.01     Limitation on Representations and Warranties....................................................5
         2.02     Incorporation and Corporate Power...............................................................6
         2.03     Execution and Delivery; Valid and Binding Agreements............................................6
         2.04     No Breach.......................................................................................6
         2.05     Value of the Company............................................................................6
         2.06     Governmental Authorities; Consents..............................................................6
         2.07     Capital Stock...................................................................................7
         2.08     Subsidiaries....................................................................................7
         2.09     Financial Statements............................................................................7
         2.10     Absence of Undisclosed Liabilities..............................................................7
         2.11     No Material Adverse Changes.....................................................................8
         2.12     Title to Property...............................................................................8
         2.13     Tax Matters.....................................................................................8
         2.14     Contracts and Commitments......................................................................10
         2.15     Intellectual Property Rights...................................................................10
         2.16     Litigation.....................................................................................10
         2.17     Employees......................................................................................11
         2.18     Employee Benefit Plans.........................................................................11
         2.19     Insurance......................................................................................11
         2.20     Affiliate Transactions.........................................................................12
         2.21     Compliance with Laws; Permits..................................................................12
         2.22     Tax-Free Reorganization Matters................................................................12
         2.23     Brokerage......................................................................................13

ARTICLE 3
         REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUBSIDIARY...........................................13
         3.01     Incorporation and Corporate Power..............................................................13
         3.02     Execution, Delivery; Valid and Binding Agreement...............................................13
         3.03     No Breach......................................................................................13
         3.04     Value of the Company...........................................................................14
         3.05     Governmental Authorities; Consents.............................................................14
         3.06     Capital Stock..................................................................................14
         3.07     Financial Statements...........................................................................14
         3.08     Absence of Undisclosed Liabilities.............................................................14
         3.09     No Material Adverse Changes....................................................................15
         3.10     Tax Matters....................................................................................15
         3.11     Litigation.....................................................................................16

         3.12     Employees......................................................................................16
         3.13     Employee Benefit Plans.........................................................................16
         3.14     Compliance with Laws; Permits..................................................................17
         3.15     SEC Filings....................................................................................18
         3.16     Brokerage......................................................................................18
         3.17     Validity of Buyer Preferred and Common Shares and Buyer Warrant................................18
         3.18     Tax-Free Reorganization Matters................................................................18
         3.19     Investor Relations Firm........................................................................19

ARTICLE 4
         COVENANTS OF THE COMPANY ...............................................................................19
         4.01     Conduct of the Business........................................................................19
         4.02     Access to Books and Records....................................................................20
         4.03     Regulatory Filings.............................................................................21
         4.04     Conditions.....................................................................................21
         4.05     No Negotiations, etc...........................................................................21

ARTICLE 5
         COVENANTS OF BUYER......................................................................................21
         5.01     Conduct of the Business........................................................................21
         5.02     Regulatory Filings.............................................................................23
         5.03     Conditions.....................................................................................23
         5.04     Repayment of Indebtedness......................................................................23
         5.05     Nasdaq Listing.................................................................................23
         5.06     Publicizing Merger.............................................................................23
         5.07     Registration of Buyer Common Shares............................................................23
         5.08     Tax-Free Reorganization........................................................................23
         5.09     Employee and Employee Benefit Plan Matters.....................................................24
         5.10     Indemnification................................................................................24
         5.11     Performance by Merger Subsidiary...............................................................24

ARTICLE 6
         CONDITIONS TO CLOSING...................................................................................24
         6.01     Conditions to Buyer's Obligations..............................................................24
         6.02     Conditions to the Company's Obligations........................................................26

ARTICLE 7
         TERMINATION AND REMEDIES................................................................................28
         7.01     Termination....................................................................................28
         7.02     Effect of Termination..........................................................................29
         7.03     Arbitration....................................................................................29
         7.04     Remedies.......................................................................................29
         7.05     Litigation Expense.............................................................................30

ARTICLE 8
         ADDITIONAL AGREEMENTS...................................................................................30
         8.01     Powers of Attorney.............................................................................30
         8.02     Officers of Surviving Corporation..............................................................30
         8.03     Options, etc. Issued by Buyer after May 3, 1999................................................30
         8.04     The Company's Corporate Books..................................................................30

         8.05     Securities and Blue Sky Laws...................................................................30
         8.06     Tax Matters....................................................................................30
         8.07     Advance to the Company.........................................................................31

ARTICLE 9
         SURVIVAL; INDEMNIFICATION...............................................................................31
         9.01     Survival of Representations and Warranties.....................................................31
         9.02     Indemnification of Company Indemnitees.........................................................31
         9.03     Procedure for Indemnification of the Company Indemnitees.......................................31
         9.04     Indemnification Threshold......................................................................32
         9.05     Adjustment for Taxes and Insurance.............................................................32

ARTICLE 10
         MISCELLANEOUS...........................................................................................32
         10.01    Press Releases and Announcements...............................................................32
         10.02    Expenses.......................................................................................32
         10.03    Further Assurances.............................................................................32
         10.04    Amendment and Waiver...........................................................................32
         10.05    Notices........................................................................................33
         10.06    Assignment.....................................................................................33
         10.07    Severability...................................................................................33
         10.08    Complete Agreement.............................................................................33
         10.09    Counterparts...................................................................................34
         10.10    Governing Law..................................................................................34


EXHIBIT A         Certificate of Designation for Buyer's Series B Convertible Preferred Stock
EXHIBIT B         Subscription Agreement and Letter of Investment Intent
EXHIBIT C         Escrow Agreement
EXHIBIT D         Company Disclosure Schedule
EXHIBIT E         Buyer Disclosure Schedule
EXHIBIT F         Opinion of Company Counsel
EXHIBIT G         Form of LegacyMaker Indemnification Agreement
EXHIBIT H         King Indemnification Agreement
EXHIBIT I         King Employment Agreement
EXHIBIT J         Anderson Consulting Agreement
EXHIBIT K         Opinion of Counsel of Buyer

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of June 1, 1999 among Cafe Odyssey, Inc., a Minnesota corporation ("BUYER"), Stephen D. King ("King"), popmail.com, inc., a Delaware corporation (the "COMPANY"), each of the holders of common stock of the Company on the date hereof and Cafe Odyssey Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer ("MERGER SUBSIDIARY").

         A. The respective Boards of Directors of Buyer, the Company and Merger Subsidiary have approved the acquisition of the Company pursuant to the terms of this Agreement.

         B. The respective Boards of Directors of Merger Subsidiary and the Company have each duly approved the merger of Merger Subsidiary and the Company (the "MERGER") in accordance with the Delaware General Corporation Law upon the terms and subject to the conditions set forth below.

         C. The Board of Directors of Buyer has determined to recommend to the shareholders of Buyer that it is advisable and in the best interests of Buyer and its shareholders to approve the Merger.

         D. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         E. The parties intend that the Merger shall be treated for United States federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986 (the "CODE") and that this Agreement, as it relates to the Merger, shall constitute a "plan of reorganization" within the meaning of Treasury Regulation ss. 1.368-3.

         F. Each of the Company Shareholders (defined below) on the date hereof approves of this Agreement and the Merger.

                                    ARTICLE I
                         THE MERGER AND RELATED MATTERS

         Accordingly, and in consideration of the representations, warranties, agreements and conditions herein contained, the parties hereto agree as follows:

         1.01 The Merger.

                  (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), the Company shall be merged with and into Merger Subsidiary, the separate existence of the Company shall cease (except as may be continued by operation of law) and Merger Subsidiary shall continue as the surviving corporation (the "SURVIVING CORPORATION").

                  (b) From and after the Effective Time, (i) the Certificate of Incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time and as amended in accordance with clause (iv) below, shall be the Certificate of Incorporation of the Surviving Corporation (ii) the Bylaws of the Surviving Corporation shall be the Bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time; (iii) the directors and officers of Merger Subsidiary shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office); and (iv) the Certificate of Incorporation of Merger Subsidiary shall be amended as of the Effective

Time so that the name of the Surviving Corporation shall be the name of the Company immediately prior to the Effective Time.

         1.02 Effective Time of the Merger. As soon as practicable after each of the conditions set forth in Section 1.06(c) and Article 6 hereof (other than the condition that articles of merger be filed and become effective) have been satisfied or waived, the Company and Merger Subsidiary will file, or cause to be filed, articles of merger with the Secretary of State of the State of Delaware, which articles of merger shall be in the form required by and executed in accordance with the applicable provisions of Delaware law (the "CERTIFICATE OF MERGER"). The Merger shall become effective at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "EFFECTIVE TIME").

         1.03 Conversion of Common Shares.

                  (a) At the Effective Time, each share of common stock of the Company, par value $.01 per share (a "COMPANY COMMON SHARE"), issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive from Buyer each of

                    (i) one (1) share of Buyer's Series B Convertible Preferred Stock (the "BUYER PREFERRED SHARES"), and

                    (ii) a fraction of a warrant in a form mutually acceptable to Buyer and the Company Shareholders (the "BUYER WARRANT") to purchase Buyer's common stock, par value $.01 per share ("BUYER COMMON SHARES"), providing the economic equivalent of all options, warrants and other securities exchangeable for, or convertible into, Buyer Common Shares, which options, warrants or other securities are outstanding on May 3, 1999 (excluding Buyer's Redeemable Class A Warrants), such fraction having a numerator equal to 1 (one) and a denominator equal to the total number of Company Common Shares outstanding at the Effective Time.

The sum of (i) and (ii) may be referred to herein as the "MERGER CONSIDERATION."

                  (b) At and as of the Effective Time, the holders of certificates representing Company Common Shares at the Effective Time (collectively, the "COMPANY SHAREHOLDERS") shall cease to have any rights as shareholders of the Company, except such rights, if any, as they may have pursuant to Delaware law. Except as provided above, until certificates representing Company Common Shares are surrendered for exchange, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive the Merger Consideration, as provided above.

                  (c) On the Closing Date (as defined in Section 1.05), the Board of Directors of Buyer shall file a Certificate of Designation for the Buyer Preferred Shares with the Secretary of State of the State of Delaware setting forth the powers, preferences, rights, qualifications, limitations and restrictions of the Buyer Preferred Shares in the form set forth as EXHIBIT A, and shall reserve for issuance a sufficient number of shares of Buyer Preferred Shares for the purpose of issuing such shares to the Company Shareholders in accordance herewith and a sufficient number of Buyer Common Shares for the purpose of issuing such shares upon conversion of the Buyer Preferred Shares. Such Certificate of Designation shall provide that the Buyer Preferred Shares are convertible, in the aggregate, into a number of Buyer Common Shares determined by the following formula:

      Number of Buyer Preferred                       Number of Buyer Common Shares outstanding
          Shares outstanding              x              immediately after the Effective Time
             immediately                                 ------------------------------------
       after the Effective Time                                         2,024


                  (d) If, between the date of this Agreement and the Effective Time, the outstanding number of Buyer Preferred Shares or Buyer Common Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or stock dividend, the Merger Consideration shall be appropriately adjusted.

         1.04 Exchange of Company Common Shares.

                  (a) After the Effective Time, each Company Shareholder shall be entitled, upon surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Common Shares (the "CERTIFICATES"), along with a fully executed Subscription Agreement and Letter of Investment Intent in the form of EXHIBIT B (the "SUBSCRIPTION DOCUMENTS"), to receive the Merger Consideration from Buyer through such reasonable procedures as Buyer may adopt.

                  (b) At the Closing, each Company Shareholder shall deposit with the Escrow Agent (as defined below) in accordance with Section 1.05 each Certificate for outstanding Company Common Shares, together with the Subscription Documents and a letter of transmittal ("LETTER OF TRANSMITTAL") (which shall specify that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Buyer, and shall also authorize and instruct Buyer to deliver to the Escrow Agent that number of Buyer Preferred Shares to which the holder thereof would otherwise be entitled pursuant to Section 1.03 for deposit into the Escrow Account pursuant to Section 1.05), duly completed and validly executed in accordance with the instructions thereto. Upon deposit of the Certificate with the Escrow Agent, together with the Subscription Documents and the Letter of Transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a pro rata portion of the Merger Consideration to be deposited with the Escrow Agent, including a certificate representing that number of Buyer Preferred Shares into which the Company Common Shares represented by the Certificate so surrendered shall be converted by the Merger.

                  (c) All Merger Consideration issued upon the surrender for exchange of Company Common Shares in accordance with the above terms and conditions shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Shares.

                  (d) In the event any Certificates shall have been lost, stolen or destroyed, Buyer shall deliver to the Escrow Agent to be held in escrow in accordance with Section 1.05 in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, Buyer Preferred Shares; provided, however, that Buyer may, in its discretion and as a condition precedent to the issuance of any Buyer Preferred Shares, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such reasonable sum as it may direct as indemnity against any claim that may be made against Buyer, Merger Subsidiary, the Company, or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of Company Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented to the

Surviving Corporation, they shall be canceled and exchanged for Merger Consideration as provided in Section 1.03.

         1.05 Closing into Escrow; the Escrow Account.

                  (a) On or before the later to occur of (i) 5:00 p.m. on June 17, 1999 and (ii) 5:00 p.m. on the fifth day after the date on which the Company delivers to Buyer the Company's Annual Financial Statements (as defined below), a closing into escrow of the transactions contemplated by this Agreement (the "CLOSING," and the date upon which the Closing shall occur, the "CLOSING DATE") shall occur and the following property shall be placed in an escrow account (the "ESCROW ACCOUNT") pursuant to the terms of an escrow agreement to be entered into by and among Buyer, the Company, the Attorney-in-Fact, on behalf of the Company Shareholders, and the escrow agent (the "ESCROW AGENT"), to be mutually acceptable to the Escrow Agent, the Attorney-in-Fact, the Company and Buyer, in form and substance substantially as set forth in EXHIBIT C (the "ESCROW AGREEMENT"):

                    (i) by Buyer, the Company and Merger Subsidiary, the executed Certificate of Merger;

                    (ii) by Buyer, certificates representing each Company
                         Shareholder's pro rata portion of the aggregate number of Buyer Preferred Shares issuable pursuant to Section 1.03(a)(i) based on the number of Company Common Shares outstanding on the Closing Date;

                   (iii) by Buyer, the Buyer Warrant; and

                    (iv) by the Company Shareholders, the Company Common Shares
                         held by the Company Shareholders, together with stock powers executed in blank, an executed Letter of Transmittal and executed Subscription Documents.

                  (b) Prior to the Effective Time, the Buyer Preferred Shares shall not be deemed to be issued and outstanding, but shall be held in escrow pending the Effective Time. At the Effective Time, each Company Shareholder shall become a shareholder of Buyer with respect to such Company Shareholder's pro rata portion of the Buyer Preferred Shares and shall have all of the rights of a shareholder with respect to all such Shares, including the right to vote such Buyer Preferred Shares and to receive all dividends and other distributions paid with respect thereto; provided, however, that until the Effective Time, neither any Company Shareholder, Buyer nor any other person may sell, transfer, pledge, hypothecate or otherwise encumber any escrowed Buyer Preferred Shares, Company Common Shares or any other escrowed security. At the Effective Time, the Company Common Shares then outstanding shall be deemed canceled.

                  (c) Upon satisfaction of all of the following:

                    (i) Buyer shall have paid into the Escrow Account an amount (the "LEGACYMAKER FUNDS") necessary to pay all of the Company's secured indebtedness to LegacyMaker, Inc. (the "LEGACYMAKER NOTE");

                    (ii) The sale price of a Buyer Common Share at the close of business on the last business day preceding the Effective Time shall then be at least $2.50 as quoted on Nasdaq;

                    (iii) Buyer's shareholders shall have approved the Merger;
                          and

                    (iv) If applicable, Buyer shall have paid in full the
                         Liquidated Damages and any Extension Payments then payable pursuant to Section 7.01(b);

then all of the escrowed Buyer Preferred Shares and the Buyer Warrant will be released to the Company Shareholders, all of the Company Common Shares, Subscription Documents, Letters of Transmittal and executed stock powers will be released to Buyer, the Escrow Agent will file, or cause to be filed, the executed Certificate of Merger with the Secretary of State of the State of Delaware, and Buyer will issue as additional Merger Consideration one (1) Buyer Preferred Share for each Company Common Share issued by the Company (and not in contravention of Section 4.01(b)) after the Closing but prior to the Effective Time to the holder of record of each such Company Common share as of the Effective Time.

                  (d) Upon any surrender and exchange of Certificates, there shall be paid to the holders of the Certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions, if any, that theretofore were declared and became payable after the Effective Time with respect to the number of whole shares of Buyer Preferred Shares issued to such holder.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Buyer that, except as set forth in the Company Disclosure Schedule attached hereto as EXHIBIT D (the "COMPANY DISCLOSURE SCHEDULE") (which Company Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article 2 under captions referencing the Sections to which such exceptions apply):

         2.01 Limitation on Representations and Warranties.

                  (a) Except as and to the extent expressly set forth in this
Article 2, the Company makes no other representations or warranties, either express or implied, and disclaims all liability and responsibility for any representation, warranty, statement or information made or communicated (orally or in writing) to Buyer or any of its affiliates, employees, agents, consultants or representatives (including, without limitation, any opinion, information, projection or advice that may have been provided to Buyer by any officer, director, employee, agent, consultant or representative of the Company or any affiliate thereof, or by any other agent, consultant or representative of the Company).

                  (b) Notwithstanding anything to the contrary contained herein, to the extent that any of the representations and warranties contained in this
Article 2 concern assets or properties that are operated by persons other than the Company, such representations and warranties are limited to the best knowledge of the Company, without any further investigation. All of such assets and properties are disclosed on the Company Disclosure Schedule.

                  (c) Without limiting the generality of the foregoing, the Company makes no representation or warranty, either express or implied, as to the design, function, value or marketability of the Company's assets or properties or the probable success or profitability of the business of the Company.

                  (d) "To the knowledge" or "to the best knowledge" of the Company (or similar references to the Company's knowledge) means that the only information to be attributed to the Company is information actually known to Marcos A. Rodriguez or James L. Anderson. Unless otherwise specifically provided in this Agreement, no such person is represented to have undertaken a separate investigation in connection with the transactions contemplated hereby to determine the existence of absence of facts in any statement qualified by "knowledge."

         2.02 Incorporation and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the Company's Certificate of Incorporation and Bylaws which have been furnished by the Company to Buyer prior to the date hereof reflect all amendments made thereto and are correct and complete as of the date hereof. The Company is qualified to do business as a foreign corporation in Texas, which is the only state in which the nature of its business or its ownership of property requires it to be so qualified except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company's business, prospects or results of operations (a "MATERIAL ADVERSE EFFECT").

         2.03 Execution and Delivery; Valid and Binding Agreements. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been and the other agreements to be executed pursuant hereto will be at Closing and at the Effective Time duly executed and delivered by the Company and constitute (or at Closing and at the Effective Time will constitute) the valid and binding obligations of the Company, enforceable in accordance with their respective terms. Each Attorney-in-Fact will have at the Closing the absolute and unrestricted right, power and authority to carry out the terms of this Agreement and the transactions contemplated hereby on behalf of each Company Shareholder on whose behalf it has been authorized to act, including on behalf of persons or entities who become Company Shareholders after the date hereof or after the Closing Date.

         2.04 No Breach. The execution, delivery and performance of this Agreement and each of the other agreements attached as exhibits hereto (collectively, the "RELATED AGREEMENTS") to be executed by the Company in connection herewith and the consummation by the Company of the transactions contemplated hereby do not (i) conflict with or result in a violation of any provision of the charter or bylaws of the Company, (ii) constitute a default under, or give rise to any right of termination, cancellation, or acceleration under any material bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which the Company is a party or by which the Company or any of its properties may be bound, (iii) result in the creation or imposition of any lien, security interest, charge or encumbrance upon the properties of the Company, or (iv) violate any applicable law binding upon the Company except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect.

         2.05 Value of the Company. Buyer acknowledges that it has had access to adequate information to assess the value of the Company and its strategic fit with Buyer. Buyer and Merger Subsidiary expressly waive any and all claims against the Company or its directors, officers or shareholders relating to the valuation of the Company or its assets or any representations as to such value made by the Company or any of its directors, officers or shareholders with respect to such valuation.

         2.06 Governmental Authorities; Consents. The Company is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Company in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby, except for such consents, approvals and authorizations which, if not obtained, would not have a Material Adverse Effect.

         2.07 Capital Stock. The authorized capital stock of the Company consists of 1,000,000 shares of common stock, par value $.01 per share, consisting of 1,000 shares of Class A Common Stock ("Class A Common") and 999,000 shares of Class B Common Stock ("Class B Common"), of which, as of the date hereof, 10 shares of Class A Common and 2,014 shares of Class B Common (collectively, the "Company Common Shares") are issued and outstanding, all of which are owned beneficially and of record by the Company Shareholders, free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or other legal or equitable limitations of any kind, other than liens or encumbrances in favor of LegacyMaker, Inc. ("LEGACYMAKER"), which liens or encumbrances will be released upon payment in full of the LegacyMaker Note. All of the Company Common Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by the Company and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of capital stock or other securities of the Company of any kind. There are no agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its capital stock.

         2.08 Subsidiaries. The Company does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity. The Company may form subsidiaries in order to conduct acquisitions in accordance with Section 4.05.

         2.09 Financial Statements. The Company shall deliver to Buyer copies of
(a) the unaudited balance sheet, as of April 30, 1999, of the Company (the "COMPANY'S INTERIM BALANCE SHEET") and the unaudited statement of operations of the Company for the four-month period ended April 30, 1999 (such statement and the Company's Interim Balance Sheet being herein referred to as the "COMPANY'S INTERIM FINANCIAL STATEMENTS") within five (5) days after the date hereof and
(b) the audited balance sheets, as of December 31, 1998 and December 31, 1997, of the Company and the audited statement of operations of the Company for each of the years ended December 31, 1998 and December 31, 1997 (collectively, the "COMPANY'S ANNUAL FINANCIAL STATEMENTS") within 45 days after the date hereof. The Company's Interim Financial Statements and the Company's Annual Financial Statements are true and correct in all material respects, are based upon the information contained in the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the dates thereof and results of operations, shareholders' equity and cash flows for the periods referred to therein. The Company's Annual Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated. The Company's Interim Financial Statements have been prepared in accordance with generally accepted accounting principles applicable to unaudited interim financial statements (and thus may not contain all notes which are required to be prepared in accordance with generally accepted accounting principles) consistent with the Company's Annual Financial Statements and reflect all adjustments necessary to fairly present the financial position, results of operations and cash flows for the interim period(s) presented.

         2.10 Absence of Undisclosed Liabilities. Except as reflected in the Company's Interim Balance Sheet, the Company has no material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except liabilities which have arisen after the date of the Company's Interim Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and other liabilities which, in the aggregate, are not material to the Company.

         2.11 No Material Adverse Changes. Since December 31, 1998, there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any material adverse change in, the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of the Company.

         2.12 Title to Property.

                  (a) The Company does not own any real property and is not a party to any lease of real property.

                  (b) The Company owns good and marketable title to each of the material tangible properties and tangible assets reflected on the Company's Interim Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen, (iii) liens securing the LegacyMaker Note, which liens will be released upon payment in full of such Note, and (iv) liens which individually or in the aggregate would not have a Material Adverse Effect.

                  (c) All of the material equipment and other material tangible assets necessary for the conduct of the Company's business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. There are no defects in such assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such assets. The Company owns, or leases under valid leases, all equipment and other tangible assets necessary for the conduct of its business as currently conducted.

         2.13 Tax Matters.  Except as set forth on the Company Disclosure
Schedule:

                  (a) Each of the Company and any affiliated, combined or unitary group of which the Company is or was a member for purposes of any Taxes (as defined below) has timely filed, been included in or sent, and will, prior to the Closing, timely file, be included in or send all returns, declarations and reports and information returns and statements required to be filed or sent by or relating to any of them prior to the Closing relating to any Taxes with respect to any income, properties or operations of the Company prior to the Effective Time (collectively, the "RETURNS");

                  (b) as of the time of filing, the Returns:

                           (i) correctly reflected (and, as to any Returns not filed as of the date hereof, will correctly reflect) in all material respects the facts regarding the income, business, assets, operations, activities and status of the Company and any other information required to be shown therein;

                           (ii) constitute (and, as to any Returns not filed as of the date hereof, will constitute) complete and accurate representations of the Tax liabilities for the periods covered; and

                           (iii) accurately set forth all items (to the extent required to be included or reflected in the Returns) relevant to future Tax liabilities, including the Tax bases of properties and assets;

                  (c) the Company has timely paid all Taxes that have been shown as due and payable on the Returns that have been filed;

                  (d) the Company has established a reserve (in accordance with generally accepted principles) on the Company's Interim Balance Sheet for any Taxes that relate to past periods but are not yet due; and will establish such a reserve for all other Taxes payable for any periods that end before the Closing for which no Returns have yet been filed and for any periods that begin before the Closing and end after the Closing to the extent such Taxes are attributable to the portion of any such period ending at the Closing;

                  (e) the charges, accruals and reserves for Taxes reflected on the Company's Interim Balance Sheet are adequate to cover the Tax liabilities accruing or payable by the Company in respect of periods prior to the date hereof;

                  (f) the Company is not delinquent in the payment of any Taxes and has not requested any extension of time within which to file or send any Return, which Return has not since been filed or sent;

                  (g) to the Company's knowledge, no deficiency for any Taxes has been proposed, asserted or assessed against the Company (or any member of any affiliated or combined group of which the Company is or has been a member for which the Company could be liable for Taxes);

                  (h) the Company has not granted any extension of the limitation period applicable to any Tax claims and the Company has not waived any such limitation period;

                  (i) the Company is not and has not been a party to any tax sharing agreement with any corporation which, as of the Closing, is not a member of the affiliated group of which the Company is a member;

                  (j) the Company has not made any election under Section 341(f) of the Code;

                  (k) no Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated in this Agreement;

                  (l) neither the Company nor any affiliate is a party to any agreement, contract plan or arrangement that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by the Company that are not deductible (in whole or in part) under Section 280G of the Code;

                  (m) to the Company's knowledge, no examinations of the Returns of the Company is currently in progress or, to the best knowledge of the Company, threatened and no deficiencies have been asserted or assessed against either the Company as a result of any audit by the Internal Revenue Service or any other taxing authority and no such deficiency has been proposed or threatened;

                  (n) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company; and

                  (o) the Company is treated as an S corporation for federal income tax purposes.

"TAX" (and with the corresponding meaning "Taxes" and "Taxable") shall include
(i) any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (domestic or foreign) and

(ii) any liability for the payment of any amount of the type described in clause
(i) as a result of being a member of an affiliated or combined group.

         2.14 Contracts and Commitments.

                  (a) The Company is not a party to any: (i) collective bargaining agreements or contracts with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plans; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal; or (iv) stock purchase or stock option plans.

                  (b) The Company Disclosure Schedule lists all material contracts (within the meaning of paragraph (b)(10) of Item 601 of Regulation S-K, applied as if the Company were the "registrant" as used therein), oral or written, to which the Company is a party.

                  (c) The Company has performed all material obligations required to be performed by it in connection with the contracts or commitments required to be disclosed in the Company Disclosure Schedule and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption and the Company has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and the Company has no knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

                  (d) Prior to the date of this Agreement, Buyer has been provided access to each written contract or commitment, and a written description of each oral contract or commitment, referred to in the Company Disclosure Schedule, together with all amendments, waivers or other changes thereto.

         2.15 Intellectual Property Rights. The Company Disclosure Schedule describes all material rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by the Company or used in, developed for use in or necessary to the conduct of the Company's business as now conducted. The Company owns and possesses all right, title and interest, or holds a valid license, in and to the rights set forth under such caption. The Company Disclosure Schedule describes all intellectual property rights which have been licensed to third parties and those intellectual property rights which are licensed from third parties. The Company has not received any notice of, nor are there any facts known to it which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the material intellectual property rights which are listed; no claim by any third party contesting the validity of any intellectual property rights listed in the Company Disclosure Schedule has been made, is currently outstanding or, to the best knowledge of the Company, is threatened; the Company has not received any notice of any infringement, misappropriation or violation by the Company of any intellectual property rights of any third parties and to its knowledge the Company has not infringed, misappropriated or otherwise violated any such intellectual property rights; and to the knowledge of the Company no infringement, illicit copying, misappropriation or violation has occurred or will occur with respect to products currently being sold by the Company or with respect to the conduct of the Company's business as now conducted.

         2.16 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of the Company, threatened against the Company, at law or in equity, or before or by any federal, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality.

         2.17 Employees. (a) No executive employee of the Company and, to the best knowledge of the Company, no group of the Company's employees has any plans to terminate his, her or its employment; (b) the Company has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) the Company has no material labor relations problem pending and its labor relations are satisfactory; (d) there are no workers' compensation claims pending against the Company nor is the Company aware of any facts that would give rise to such a claim; (e) to the Company's knowledge, no employee of the Company is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company or, after the Effective Time, the Surviving Corporation; (f) no employee or former employee of the Company has any claim with respect to any intellectual property rights of the Company set forth in the Company Disclosure Schedule; and
(g) the Company has furnished to Buyer copies of all noncompetition agreements between the Company and any of its directors or employees.

         2.18 Employee Benefit Plans.

                  (a) There are no employee welfare benefit plans or employee pension benefit plans within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained or contributed to by the Company (collectively, "PLANS"), and no trust funds are so maintained in connection with any employee welfare benefit plan.

                  (b) The Company does not now maintain or contribute to, nor has the Company at any time maintained or contributed to, any employee benefit plan which is subject to Title IV of ERISA.

                  (c) The Company has not engaged in, nor entered into any arrangement pursuant to which any person or entity is contractually bound to enter into, any transaction which could result in imposition upon either the Company or Buyer of any excise tax under Sections 4971 through 4980B, inclusive, and Section 5000 of the Code or civil liability under Section 502(i) or 502(l) of ERISA or otherwise incurred a liability for any excise tax, other than excise taxes which have heretofore been paid or have been accrued on the Company's Interim Balance Sheet.

                  (d) The Company is not and has never been a member of a controlled group of corporations, an unincorporated trade or business under common control, or a member of an affiliated service group (as such terms are defined in Sections 414(b), 414(c) and 414(m) of the Code), involving any other entity.

                  (e) The Company does not maintain any employee benefit plan providing benefits to former employees or directors, other than health coverage mandated by applicable law.

                  (f) The Company has complied in all respects with the "COBRA" requirements of Section 4980B of the Code.

         2.19 Insurance. The Company Disclosure Schedule lists and briefly describes (i) each insurance policy maintained by the Company with respect to the Company's properties, assets and operations, (ii) sets forth the date of expiration of each such insurance policy and (iii) briefly summarizes all material claims currently outstanding under each such policy. All of such insurance policies are in full force and effect. The Company is not in default with respect to its obligations under any of such insurance policies. To the best knowledge of the Company, there has been no threatened termination of, or premium increase whether retrospective or prospective with respect to any of such policies.

         2.20 Affiliate Transactions. Other than pursuant to this Agreement or as disclosed on the Company Disclosure Schedule, no officer, director or employee of the Company or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), has any agreement with the Company (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (other than ownership of capital stock of the Company). To the Company's knowledge, none of the Insiders has any direct or indirect material interest in any competitor, supplier or customer of the Company or in any person, firm or entity from whom or to whom the Company leases any material property. For purposes of this Section, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or employee.

         2.21 Compliance with Laws; Permits.

                  (a) The Company and, to the Company's knowledge, its officers, directors, agents and employees, have complied in all material respects with all applicable laws, regulations and other requirements which materially affect the business of the Company and to which the Company may be subject, and no claims have been filed against the Company alleging a violation of any such laws, regulations or other requirements. The Company has no knowledge of any such action. The Company is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to the Surviving Corporation after the Effective Time.

                  (b) The Company has, in full force and effect, all material licenses, permits and certificates, from federal, state and local authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its business and own and operate its properties (collectively, the "PERMITS"), except for Permits that the absence of which has not and will not have a Material Adverse Effect. A true, correct and complete list of all the Permits maintained by the Company is set forth in the Company Disclosure Schedule. The Company has conducted its business in all material respects in compliance with all material terms and conditions of the Permits.

         2.22 Tax-Free Reorganization Matters.

                  (a) Following the Merger, Surviving Corporation will hold at least 90 per cent of the fair market value of the Company's net assets and at least 70 percent of the fair market value of the Company's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Merger Subsidiary to Company Shareholders who receive cash or other property, amounts used by the Company or Merger Subsidiary to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or Merger Subsidiary, respectively, immediately prior to the Merger.

                  (b) Following the Merger, Surviving Corporation will continue the Company's historic business or use a significant portion of its historic business assets in a business.

                  (c) There is no intercorporate indebtedness existing between Buyer and the Company or between Merger Subsidiary and the Company that was issued, acquired or will be settled at a discount.

                  (d) Buyer is paying no consideration for outstanding stock of the Company other than the Merger Consideration. Buyer will acquire at least 50% of the Company's outstanding stock solely in exchange for voting stock of Buyer. For purposes of the preceding sentence, shares of Company Common Stock exchanged for cash or other property originating with Buyer will be treated as outstanding stock of the Company.

         2.23 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company Shareholders or the Company.

                                    ARTICLE 3
          REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUBSIDIARY

         Buyer and Merger Subsidiary hereby represent and warrant to the Company that, except as set forth in the Buyer Disclosure Schedule attached hereto as EXHIBIT E (the "BUYER DISCLOSURE SCHEDULE") (which Buyer Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article 3 under captions referencing the Sections to which such exceptions apply):

         3.01 Incorporation and Corporate Power. Each of Buyer and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the Articles or Certificate of Incorporation and Bylaws of each of Buyer and Merger Subsidiary which have been furnished to the Company prior to the date hereof reflect all amendments made thereto and are correct and complete as of the date hereof. Buyer is qualified to do business as a foreign corporation in Ohio and Colorado, which are the only states in which the nature of its business or its ownership of property requires it to be so qualified except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on Buyer's business, prospects or results of operations.

         3.02 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by each of Merger Subsidiary and Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been, and each of the Related Agreements to be executed by the Company or Merger Subsidiary at Closing will be, duly executed and delivered by each of Merger Subsidiary and Buyer and constitute the valid and binding obligation of each, enforceable in accordance with their respective terms.

         3.03 No Breach. The execution, delivery and performance of this Agreement by each of Merger Subsidiary and Buyer and the consummation by them of the transactions contemplated hereby do not (i) conflict with or result in a violation of any provision of the charter or bylaws of either Merger Subsidiary or Buyer, (ii) constitute a default under, or give rise to any right of termination, cancellation, or acceleration under any material bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Merger Subsidiary or Buyer is a party or by which either of them or any of their properties may be bound, (iii) result in the creation or imposition of any lien, security interest, charge or encumbrance upon the properties of Merger Subsidiary or Buyer, or (iv) violate any applicable law binding upon Merger Subsidiary or Buyer except, in the case of clauses (ii),
(iii), and (iv) above, for any such
conflicts, violations, defaults, terminations, cancellations, accelerations or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect.

         3.04 Value of the Company. Buyer acknowledges that it has had access to adequate information to assess the value of the Company and its strategic fit with Buyer. Buyer expressly waives any and all claims against the Company or its directors, officers or shareholders relating to the valuation of the Company or its assets or any representations as to such value that may be deemed to have been made by the Company or any of its directors, officers or shareholders with respect to such valuation.

         3.05 Governmental Authorities; Consents. Other than with respect to any Buyer or Merger Subsidiary securities law reporting obligation, neither Merger Subsidiary nor Buyer is required to submit any notice, report or other filing with any governmental authority in connection with their respective execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, and no consent, approval or authorization of any governmental or regulatory authority or any other party or person, other than Buyer's shareholders, is required to be obtained by either Merger Subsidiary or Buyer in connection with their respective execution, delivery and performance of this Agreement or the transactions contemplated hereby and except for such consents, approvals and authorizations which, if not obtained, would not have a Material Adverse Effect.

         3.06 Capital Stock. The authorized capital stock of Buyer consists of 100,000,000 shares of undesignated capital stock, of which 2,000 shares have been designated as Series A 8% Convertible Preferred Stock. As of May 25, 1999, 8,313,435 Buyer Common Shares and 2,000 shares of Series A 8% Convertible Preferred Stock were issued and outstanding. Buyer has not designated any other class or series of preferred stock. All of the Buyer Common Shares and shares of Series A 8% Convertible Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Buyer Disclosure Schedule lists all warrants, options, conversion rights and agreements to purchase or otherwise acquire from Buyer any shares of capital stock or other securities of Buyer outstanding on May 3, 1999 and on the Closing Date. All of the outstanding shares of capital stock of Merger Subsidiary are owned directly by Buyer.

         3.07 Financial Statements. Within five days after the date hereof, Buyer shall deliver to the Company copies of its unaudited balance sheet, as of April 30, 1999 and its unaudited statement of operations for the four-month period ended April 30, 1999 ("BUYER'S INTERIM FINANCIAL STATEMENTS"). Buyer's Interim Financial Statements and its balance sheet as of January 3, 1999 and statement of operations for the year ended January 3, 1999 ("BUYER'S 1998 FINANCIAL STATEMENTS"), as well as the other audited financial statements and unaudited interim financial statements of Buyer included in Buyer's filings with the Securities and Exchange Commission are true and correct, are based upon the information contained in the books and records of Buyer and fairly present the financial condition of Buyer as of the dates thereof and results of operations, shareholders' equity and cash flows for the periods referred to therein. Buyer's 1998 Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated. Buyer's Interim Financial Statements have been prepared in accordance with generally accepted accounting principles applicable to unaudited interim financial statements (and thus may not contain all notes which are required to be prepared in accordance with generally accepted accounting principles) consistent with Buyer's 1998 Financial Statements and reflect all adjustments necessary to fairly present the financial position, results of operations and cash flows for the interim period(s) presented.

         3.08 Absence of Undisclosed Liabilities. Except as disclosed in its balance sheet for the fiscal year ended January 3, 1999, Buyer has no material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except liabilities which have arisen after January 3, 1999 in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and other liabilities which, in the aggregate, are not material to Buyer.

         3.09 No Material Adverse Changes. Since January 3, 1999, there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any material adverse change in, the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of Buyer.

         3.10 Tax Matters. Except as set forth on the Buyer Disclosure Schedule:

                  (a) Each of Buyer and any affiliated, combined or unitary group of which Buyer is or was a member for purposes of any Taxes has timely filed, been included in or sent, and will, prior to the Closing, timely file, be included in or send all Returns required to be filed or sent by or relating to any of them prior to the Closing relating to any Taxes with respect to any income, properties or operations of Buyer prior to the Effective Time;

                  (b) as of the time of filing, the Returns:

                           (i) correctly reflected (and, as to any Returns not filed as of the date hereof, will correctly reflect) in all material respects the facts regarding the income, business, assets, operations, activities and status of Buyer and any other information required to be shown therein;

                           (ii) constitute (and, as to any Returns not filed as of the date hereof, will constitute) complete and accurate representations of the Tax liabilities for the periods covered; and

                           (iii) accurately set forth all items (to the extent required to be included or reflected in the Returns) relevant to future Tax liabilities, including the Tax bases of properties and assets;

                  (c) Buyer has timely paid all Taxes that have been shown as due and payable on the Returns that have been filed;

                  (d) Buyer has established a reserve (in accordance with generally accepted principles) on Buyer's Interim Financial Statements for any Taxes that relate to past periods but are not yet due; and will establish such a reserve for all other Taxes payable for any periods that end before the Closing for which no Returns have yet been filed and for any periods that begin before the Closing and end after the Closing to the extent such Taxes are attributable to the portion of any such period ending at the Closing;

                  (e) the charges, accruals and reserves for Taxes reflected on Buyer's Interim Financial Statements are adequate to cover the Tax liabilities accruing or payable by Buyer in respect of periods prior to the date hereof;

                  (f) Buyer is not delinquent in the payment of any Taxes and has not requested any extension of time within which to file or send any Return, which Return has not since been filed or sent;

                  (g) to Buyer's knowledge, no deficiency for any Taxes has been proposed, asserted or assessed against Buyer (or any member of any affiliated or combined group of which Buyer is or has been a member for which Buyer could be liable for Taxes);

                  (h) Buyer has not granted any extension of the limitation period applicable to any Tax claims and Buyer has not waived any such limitation period;

                  (i) Buyer is not and has not been a party to any tax sharing agreement with any corporation which, as of Buyer, is not a member of the affiliated group of which Buyer is a member;

                  (j) Buyer has not made any election under Section 341(f) or
Section 1362(a) of the Code;

                  (k) no Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated in this Agreement;

                  (l) neither Buyer nor any affiliate is a party to any agreement, contract plan or arrangement that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by Buyer that are not deductible (in whole or in part) under
Section 280G of the Code;

                  (m) to Buyer's knowledge, no examinations of the Returns of Buyer is currently in progress or, to the best knowledge of Buyer, threatened and no deficiencies have been asserted or assessed against either Buyer as a result of any audit by the Internal Revenue Service or any other taxing authority and no such deficiency has been proposed or threatened; and

                  (n) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Buyer.

         3.11 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of Buyer, threatened against Buyer, at law or in equity, or before or by any federal, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality.

         3.12 Employees. (a) No executive employee of Buyer and, to the best knowledge of Buyer, no group of Buyer's employees has any plans to terminate his, her or its employment; (b) Buyer has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) Buyer has no material labor relations problem pending and its labor relations are satisfactory; (d) there are no workers' compensation claims pending against Buyer nor is Buyer aware of any facts that would give rise to such a claim; and (e) no employee of Buyer is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Buyer.

         3.13 Employee Benefit Plans.

                  (a) Buyer has listed all Plans on the Buyer Disclosure Schedule, and no trust funds are so maintained in connection with any employee welfare benefit plan. Buyer has delivered or made available to the Company a true, correct and complete copy of each of the Plans identified on such list. As to each of such Plans that is funded, Buyer has delivered or made available to the Company a true, correct and complete copy of the most recent annual financial report with respect to such Plan, and any subsequent interim report. There have been no adverse changes in the financial status of any such Plans since the date of the most recent report provided with respect thereto.

                  (b) Buyer has also specifically identified on the Buyer Disclosure Schedule each of the Plans that is represented to be a qualified plan under Section 401(a) of the Code. With respect to each of the Plans so identified, the following are true: (i) the plan, in form and operation, currently satisfies, and for all years subsequent to the establishment of, such plan has satisfied, the qualification requirements of Section 401(a) or 403(a) of the Code, as applicable; and (ii) except as identified on the Buyer Disclosure Schedule, the IRS has issued a favorable letter of determination with respect to the Plan as amended to date, and all amendments required by the Code as a condition of retention of such qualified status as of the date hereof have been or will be adopted within time limits required to maintain such status. Each of such Plans is and has been operating in compliance with all amendments required by the Tax Reform Act of 1986 and subsequent legislation and regulations.

                  (c) Buyer and each subsidiary does not now maintain or contribute to, nor, except as set forth on the Buyer Disclosure Schedule, has Buyer or any subsidiary at any time maintained or contributed to, any employee benefit plan which is subject to Title IV of ERISA. Except as set forth in the Buyer Disclosure Schedule, all contributions payable to any of the Plans for any plan year ending prior to the date hereof have been paid in full on a timely basis and no accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA) has been incurred.

                  (d) Buyer has not engaged in, nor entered into any arrangement pursuant to which any person or entity is contractually bound to enter into, any transaction which could result in imposition upon either the Company or Buyer of any excise tax under Sections 4971 through 4980B, inclusive, and Section 5000 of the Code or civil liability under Section 502(i) or 502(l) of ERISA or otherwise incurred a liability for any excise tax, other than excise taxes which have heretofore been paid or have been accrued on the Buyer's Interim Financial Statements.

                  (e) Buyer and each subsidiary has (i) filed or caused to be filed on a timely basis each and every return, report, statement, notice, declaration and other document required to be filed with any governmental agency (including, without limitation, the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation and the SEC) with respect to each of the Plans;
(ii) timely complied with all applicable participant disclosure requirements of ERISA; and (iii) has maintained in full force and effect any bond required under ERISA in connection with such Plans.

                  (f) Buyer is not and has never been a member of a controlled group of corporations, an unincorporated trade or business under common control, or a member of an affiliated service group (as such terms are defined in Sections 414(b), 414(c) and 414(m) of the Code), involving any other entity.

                  (g) Buyer does not maintain any employee benefit plan providing benefits to former employees or directors, other than health coverage mandated by applicable law.

                  (h) Buyer has complied in all respects with the "COBRA" requirements of Section 4980B of the Code.

         3.14 Compliance with Laws; Permits.

                  (a) Buyer and its officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements which materially affect the business of Buyer and to which Buyer may be subject, and no claims have been filed against Buyer alleging a violation of any such laws, regulations or other requirements. Buyer has no knowledge of any such action.

                  (b) Buyer has, in full force and effect, all Permits necessary to conduct its business and own and operate its properties. A true, correct and complete list of all the Permits is set forth in the Buyer Disclosure Schedule. Buyer has conducted its business in all material respects in compliance with all material terms and conditions of the Permits.

         3.15 SEC Filings. Buyer is current with respect to reports required to be filed under the Securities Exchange Act of 1934. None of Buyer's filings with the Securities and Exchange Commission, at the time of their filing, contained any untrue statement of a material fact regarding the Company or its business or omitted to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

         3.16 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer or Merger Subsidiary.

         3.17 Validity of Buyer Preferred and Common Shares and Buyer Warrant. The Buyer Preferred Shares to be issued to the Company Shareholders pursuant to
Section 1.03, and the Buyer Common Shares to be issued upon conversion of the Buyer Preferred Shares, have been duly authorized and, upon issuance, delivery and payment therefor, will be validly issued, fully paid and nonassessable. The Buyer Warrant to be issued to be Company Shareholders pursuant to Section 1.03(a)(ii) and the warrant, if any, to be issued to LegacyMaker pursuant to
Section 8.03 (the "LEGACYMAKER WARRANT") have been duly authorized and, upon issuance, delivery and payment therefor, will be validly issued, fully paid and nonassessable and will constitute valid and legally binding obligations of Buyer enforceable against Buyer in accordance with their terms. The Buyer Common Shares to be issued upon exercise of all such warrants have been duly authorized and, upon issuance, delivery and payment therefor, will be validly issued, enforceable, fully paid and nonassessable.

         3.18 Tax-Free Reorganization Matters.

                  (a) Immediately prior to the Merger, Buyer will be in control of Merger Subsidiary within the meaning of Section 368(c) of the Code.

                  (b) Buyer does not own, nor has it owned during the past five years, any shares of stock of the Company.

                  (c) Immediately following the Merger, Surviving Corporation will hold at least 90 per cent of the fair market value of Merger Subsidiary's net assets, at and least 70 per cent of the fair market value of Merger Subsidiary's gross assets, held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Merger Subsidiary to Company Shareholders who receive cash or other property, amounts used by the Company or Merger Subsidiary to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be assumed to be included as assets of the Company or Merger Subsidiary, respectively, immediately prior to the merger.

                  (d) Following the Merger, Surviving Corporation will continue the Company's historic business or use a significant portion of its historic business assets in a business.

                  (e) Buyer has no plan or intention to cause Surviving Corporation to issue after the Effective Time additional shares of Surviving Corporation's stock that would result in Buyer losing control of surviving Corporation within the meaning of Section 368(c) of the Code or any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Surviving Corporation that, if exercise or converted, would affect Buyer's acquisition or retention of control of Surviving corporation, as defined in Section 368(c) of the Code.

                  (f) Neither Buyer nor any of its affiliates has any plan or intention to reacquire, directly or indirectly, any of the Buyer Preferred Shares issued pursuant to the Merger.

                  (g) Buyer has no plan or intention to liquidate Surviving Corporation, to merge Surviving Corporation with or into another corporation, to sell or otherwise dispose of Surviving Corporation Stock or to cause Surviving Corporation to sell or otherwise dispose of its assets, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

                  (h) There is no intercorporate indebtedness existing between Buyer and the Company or between Merger Subsidiary and the Company that was issued, acquired or will be settled at a discount.

                  (i) Buyer and Merger Subsidiary have taken no action that would jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368 of the Code.

                  (j) Buyer is paying no consideration for outstanding stock of the Company other than the Merger Consideration. Buyer will acquire at least 50% of the Company's outstanding stock solely in exchange for voting stock of Buyer. For purposes of the preceding sentence, shares of Company Common Stock exchanged for cash or other property originating with Buyer will be treated as outstanding stock of the Company.

                  (k) No capital stock of Merger Subsidiary will be issued in the Merger.

         3.19 Investor Relations Firm. Buyer has retained an investor relations firm with substantial Internet experience.

                                    ARTICLE 4
                            COVENANTS OF THE COMPANY

         4.01 Conduct of the Business. The Company covenants and agrees that, from the date hereof until the Effective Time, unless otherwise consented to by Buyer in writing:

                  (a) The business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of its business, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and the Company's past custom and practice;

                  (b) The Company shall not issue or sell any additional shares of its capital stock, except (i) as consideration for acquisitions by the Company prior to the Effective Time, or (ii) with Buyer's consent.

                  (c) The Company shall not, directly or indirectly, do or permit to occur any of the following: (i) issue or sell any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock; (ii) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of business; (iii) amend or propose to amend its Certificate of Incorporation or Bylaws; (iv) split, combine or reclassify any outstanding Company Common Shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to Company

Common Shares; (v) redeem, purchase or acquire or offer to acquire any Company Common Shares or other securities of the Company; (vi) incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital from LegacyMaker in amounts not to exceed $99,000 per month; or (vii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 4.01(c);

                  (d) The Company shall not, directly or indirectly, (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases (except for increases in the ordinary course of business, consistent with past practice), severance or termination pay to, any officers or directors or consultants; or (ii) in the case of employees, officers or consultants, take any action with respect to the grant of any bonuses, salary increases (except for increases in the ordinary course of business, consistent with past practice), severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof;

                  (e) The Company shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director;

                  (f) The Company shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

                  (g) The Company shall (i) use its best efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with the Company; (ii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at the Closing; (iii) notify Buyer of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such complaint, investigation or hearing would be material, individually or in the aggregate, to the business, prospects, operations or financial condition of the Company or to the Company's or Buyer's ability to consummate the transactions contemplated by this Agreement; and (iv) promptly notify Buyer in writing if the Company shall discover that any representation or warranty made in this Agreement was when made, or has subsequently become, untrue in any respect;

                  (h) The Company shall (i) file any Returns, elections or information statements with respect to any liabilities for Taxes of the Company or other matters relating to Taxes of the Company which pursuant to applicable law must be filed prior to the Effective Time; (ii) promptly upon filing provide copies of any such Returns, elections or information statements to Buyer; (iii) make any such Tax elections with respect to Taxes taken by or affecting the Company only upon prior consultation with and consent of Buyer; and (iv) not amend any Return except after prior consultation with and the consent of Buyer; and

                  (i) The Company shall not permit (i) the amount of principal owing under the LegacyMaker Note to increase by more than $99,000 per month or
(ii) the interest rate charged on any such increase to exceed 8% per annum.

         4.02 Access to Books and Records. Between the date hereof and the Closing Date, Buyer and its authorized representatives shall have full access at all reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of the Company, and the work papers of Barry Morgan & Company, P.C., the Company's independent accountants, relating to work done by Barry Morgan & Company, P.C. with respect to the Company for each of the fiscal years ended December 31, 1998 and 1997, and otherwise provide such assistance as is reasonably requested by Buyer in order that Buyer may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the Company; provided, that the Company shall have the right to have a representative present at all times during any such access, and Buyer and Merger Subsidiary shall hold in confidence all non-public information regarding the Company.

         4.03 Regulatory Filings. As promptly as practicable after the execution of this Agreement, the Company shall make or cause to be made all filings and submissions under any laws or regulations applicable to the Company for the consummation of the transactions contemplated herein. The Company will coordinate and cooperate with Buyer in exchanging such information, will not make any such filing without providing to Buyer a final copy thereof at least two full business days in advance of the proposed filing and will provide such reasonable assistance as Buyer may request in connection with all of the foregoing.

         4.04 Conditions. The Company shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in Section 6.01 to be satisfied and to consummate the transactions contemplated herein.

         4.05 No Negotiations, etc. Subject to the last sentence of this Section 4.05, the Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, the Company or other similar transaction or business combination involving the Company, or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. The Company shall promptly notify Buyer if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide Buyer with such information regarding such proposal, offer, inquiry or contact as Buyer may request. Notwithstanding the foregoing, nothing contained herein shall restrict the ability of the Company to enter into any acquisition transaction otherwise permitted by this Agreement (including, without limitation, a merger) in which the Company is the acquiring party or surviving corporation.

                                    ARTICLE 5
                               COVENANTS OF BUYER

         Buyer covenants and agrees with the Company as follows:

         5.01 Conduct of the Business. Buyer covenants and agrees that, from the date hereof until the Effective Time, unless otherwise consented to by the Company in writing:

                  (a) The business of Buyer shall be conducted only in, and Buyer shall not take any action except in, the ordinary course of its business, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Buyer's past custom and practice;

                  (b) Buyer shall not issue or sell any additional shares of its capital stock without the Company's consent, except pursuant to the exercise of options or warrants or the conversion or exchange of securities convertible into or exchangeable for capital stock, which options, warrants or other securities are outstanding on the date hereof, all of which options, warrants or convertible securities shall have been disclosed on the Buyer Disclosure Schedule.

                  (c) Buyer shall not, directly or indirectly, do or permit to occur any of the following: (i) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of business; (ii) amend or propose to amend its Articles of Incorporation or Bylaws; (iii) split, combine or reclassify any outstanding Buyer Common Shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to Buyer Common Shares; (iv) redeem, purchase or acquire or offer to acquire any Buyer Common Shares or other securities of Buyer; (v) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vi) incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice; or (vii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 5.01(c);

                  (d) Buyer shall not, directly or indirectly, (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases (except for increases in the ordinary course of business, consistent with past practice), severance or termination pay to, any officers, directors or consultants; or (ii) in the case of employees, officers or consultants, take any action with respect to the grant of any bonuses, salary increases (except for increases in the ordinary course of business, consistent with past practice), severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof;

                  (e) Buyer shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director;

                  (f) Buyer shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

                  (g) Buyer shall (i) use its best efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with Buyer; (ii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at the Closing; (iii) notify the Company of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such complaint, investigation or hearing would be material, individually or in the aggregate, to the business, prospects, operations or financial condition of Buyer or to Buyer's or the Company's ability to consummate the transactions contemplated by this Agreement; and (v) promptly notify the Company in writing if Buyer shall discover that any representation or warranty made in this Agreement was when made, or has subsequently become, untrue in any respect;

                  (h) Buyer shall (i) file any Returns, elections or information statements with respect to any liabilities for Taxes of Buyer or other matters relating to Taxes of Buyer which pursuant to applicable law must be filed prior to the Closing Date; (ii) promptly upon filing provide copies of any such Returns, elections or information statements to the Company; (iii) make any such Tax elections with respect to Taxes taken by or affecting Buyer only upon prior consultation with and consent of the Company; and (iv) not amend any Return, except after prior consultation with and the consent of the Company.

         5.02 Regulatory Filings. As promptly as practicable after the execution of the Agreement, Buyer shall make or cause to be made all filings and submissions under any laws or regulations applicable to Buyer for the consummation of the transactions contemplated herein, including the filing of proxy materials with the Securities and Exchange Commission for shareholder approval of the transactions contemplated hereby. Buyer will coordinate and cooperate with the Company in exchanging such information, will not make any such filing without providing the Company with a final copy thereof at least two full business days in advance of the proposed filing and will provide such reasonable assistance as the Company may request in connection with all of the foregoing.

         5.03 Conditions. Buyer shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in Sections 1.05(c) and
6.02 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days of such date).

         5.04 Repayment of Indebtedness. Buyer will take all reasonable steps to raise the funds necessary to permit the Surviving Corporation to pay off the LegacyMaker Note and all outstanding indebtedness of the Company. Merger Subsidiary and Buyer agree that not later than the Effective Time, they will pay, or cause or be paid, any amounts due to LegacyMaker under the LegacyMaker Note.

         5.05 Nasdaq Listing. Following the date hereof, Buyer will take all reasonable steps necessary to maintain Nasdaq listing of the Buyer Common Shares on the Nasdaq SmallCap Market.

         5.06 Publicizing Merger. At the Effective Time, Buyer shall use its best efforts to publicize the Merger and promote its Internet-related business strategy.

         5.07 Registration of Buyer Common Shares. As soon as practicable after the Effective Time, Buyer agrees to file a registration statement on Form S-3 (the "REGISTRATION STATEMENT") to register the resale of the Buyer Common Shares issuable upon conversion of the Buyer Preferred Shares under the Securities Act of 1933 and the blue sky laws of such states as are reasonably selected by the Company Shareholders. Buyer shall use its best efforts to have the Registration Statement declared effective by the Securities and Exchange Commission and any such state as soon as practicable. Buyer shall keep the Registration Statement effective and current until the earlier to occur of (i) the date all such Buyer Common Shares are sold or (ii) the date all such Buyer Common Shares may be sold under Rule 144 under the Securities Act. Except as set forth in the following sentence, Buyer shall bear all expenses and fees incurred in connection with the preparation, filing, and amendment of the Registration Statement with the Commission and any state reasonably selected by the Company Shareholders. The Company Shareholders shall pay all fees, disbursements and expenses of any counsel or expert retained by the Company Shareholders and all underwriting discounts and commissions and any transfer or other taxes relating to the Buyer Common Shares included in the Registration Statement.

         5.08 Tax-Free Reorganization. Buyer shall take no action that would jeopardize the characterization of the merger as a reorganization within the meaning of Section 368 of the Code. Buyer will not liquidate the Surviving Corporation, merge the Surviving Corporation with or into another corporation, sell or otherwise dispose of the stock of the Surviving Corporation or cause the Surviving Corporation to sell or otherwise dispose of its assets, except for dispositions made in the ordinary course of business or transfers described in
Section 368(a)(2)(C) of the Code, without first obtaining a legal opinion that the taking of such action will not prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Notwithstanding any other provision in this Agreement, the covenants in this Section shall survive without limitation.

         5.09 Employee and Employee Benefit Plan Matters.

                  (a) After the Effective Time, Buyer shall provide those employees of the Company covered by the benefit plans of the Company with the same benefits in respect of future service that accrue in respect of future services to the employees of Buyer who are employed in comparable positions. Buyer and the Company further agree that any present employees of the Company shall be credited for their service with the Company for purposes of eligibility, benefit entitlement and vesting in the benefit plans provided by Buyer. If permitted under Buyer's benefit plans, those employees' benefits under Buyer's medical plans shall not be subject to exclusions for any pre-existing conditions, and credit shall be received for any deductibles or out-of-pocket amounts previously paid during the current plan year.

                  (b) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each employee of the Company covered by benefit plans of the Company.

         5.10 Indemnification. All rights to indemnification and exculpation existing in favor of the present or former directors, officers, employees, fiduciaries, and agents of the Company as provided in the Company's charter or bylaws as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than the applicable statute of limitations.

         5.11 Performance by Merger Subsidiary. Buyer shall cause Merger Subsidiary to comply with all its obligations hereunder and, subject to the terms and conditions hereof, to consummate the Merger.

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

         6.01 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

                  (a) The representations and warranties set forth in Article 2 shall be true and correct at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by the Company of discoveries, events or occurrences arising on or after the date hereof), except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

                  (b) The Company shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Closing;

                  (c) Each Company Shareholder entitled to vote on the matter shall have approved the transactions contemplated hereby;

                  (d) The Company shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Company's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting the Company or any license, franchise or permit of or affecting the Company, except where any failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (e) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained;

                  (f) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Buyer of all or a material portion of the business or assets of the Company, or to compel Buyer or any of its subsidiaries or the Company to dispose of or to hold separately all or a material portion of the business or assets of Buyer and its subsidiaries or of the Company, as a result of the transactions contemplated hereby; (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the Related Agreements, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

                  (g) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal or state court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.01(f);

                  (h) Each of the Company Shareholders shall have signed a lock-up agreement preventing it, him or her from selling any Buyer Common Shares or securities convertible into or exercisable for Buyer Common Shares between the date hereof and the Effective Time and preventing him thereafter from selling more than 25% in the aggregate of the Buyer Preferred Shares received by it, him or her as a part of the Merger Consideration, or more than 25% in the aggregate of the Buyer Common Shares issuable upon conversion of such Buyer Preferred Shares, for one year after the Effective Time and providing further that any Buyer Common Shares sold by any such person shall be shares that are obtained by such person after the Effective Time upon the exercise of options or warrants of the Company.

                  (i) Buyer shall have received from counsel for the Company a written opinion, dated as of the Closing Date, addressed to Buyer and in form and substance substantially as set forth in EXHIBIT F;

                  (j) Buyer shall have received the agreement of LegacyMaker to indemnify and hold Buyer harmless from and against any and all losses or liabilities from and after the Effective Time through the expiration of any relevant statute of limitations and related to or arising out of any breach by the Company of its representations, warranties or covenants, as the same shall be evidenced in an indemnification agreement, in form and substance substantially as set forth in EXHIBIT G, to be executed and delivered into escrow at Closing by LegacyMaker (the "LEGACYMAKER INDEMNIFICATION AGREEMENT");

                  (k) On the Closing Date, the Company shall have delivered to Buyer all of the following:

                           (i) A certificate of the President of the Company, dated the Closing Date, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied;

                           (ii) copies of the third party and governmental consents and approvals referred to in subsections (d) and (e) above;

                           (iii) a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware, and a Certificate of Good Standing from the Secretary of State of the State of Delaware evidencing the good standing of the Company in such state;

                           (iv) a copy of the Bylaws of the Company, along with a certificate executed on behalf of the Company by its corporate secretary certifying to Buyer that such copy is a true, correct and complete copy of such bylaws and that such bylaws were duly adopted and have not been amended or rescinded;

                           (v)  an executed copy of each of the Related
         Agreements;

                           (vi) a copy of the text of the resolutions adopted by the Board of Directors and Company Shareholders entitled to vote on the matter authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement, along with a certificate executed on behalf of the Company by its corporate secretary certifying to Buyer that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded;

                           (vii) an incumbency certificate executed on behalf of the Company by its corporate secretary certifying the signature and office of each officer executing this Agreement; and

                           (viii) such other certificates, documents and instruments as Buyer reasonably requests related to the transactions contemplated hereby.

         6.02 Conditions to the Company's Obligations. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing
Date:

                  (a) The representations and warranties set forth in Article 3 hereof will be true and correct at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties;

                  (b) Buyer shall have performed in all material respects all the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Closing;

                  (c) The Company shall have obtained the approval of its Board of Directors and the unanimous approval of its shareholders of the transactions contemplated hereby;

                  (d) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained;

                  (e) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the Related Agreements, or (iii) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

                  (f) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal or state court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.02(d) hereof;

                  (g) There shall have been no damage, destruction or loss of or to any property or properties owned or used by Buyer, whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a material adverse effect on Buyer;

                  (h) Each of King, Ronald K. Fuller and Jerry L. Ruyan shall have signed a lock-up agreement preventing him from selling any Buyer Common Shares or securities convertible into or exercisable for Buyer Common Shares between the date hereof and the Effective Time and preventing him thereafter from selling more than 25% in the aggregate on a fully diluted basis of his Buyer Common Shares for one year after the date hereof and providing further that any Buyer Common Shares sold by any such person during such one-year period shall be shares that are obtained by such person after the Effective Time upon the exercise of options or warrants of the Company;

                  (i) The Company shall have received the individual agreement of King to indemnify and hold the Company harmless from and against any and all losses or liabilities from and after the Effective Time through the expiration of any relevant statute of limitations and related to or arising out of any breach by Buyer of its representations, warranties or covenants, and such other matters agreed upon by the Company and King, as the same shall be evidenced in an indemnification agreement, in form and substance substantially as set forth in EXHIBIT H, to be delivered at Closing by King and to be executed by him in his individual capacity (the "KING INDEMNIFICATION AGREEMENT");

                  (j) Messrs. King, Fuller and Ruyan shall have executed and delivered an irrevocable voting proxy, in favor of such person as the Attorney-in-Fact (defined in Section 8.01) shall designate, with respect to all of their respective Buyer Common Shares;

                  (k) King shall have executed and delivered an Employment and Non-competition Agreement with Buyer substantially in the form attached hereto as EXHIBIT I, and James L. Anderson shall have entered into a Consulting Agreement with Buyer substantially in the form attached hereto as EXHIBIT J;

                  (l) The Company shall have received from counsel for Buyer a written opinion, dated as of the Closing Date, addressed to the Company, in form and substance substantially as set forth in EXHIBIT K;

                  (m) The Company and the Company Shareholders shall have received, at Buyer's expense, from Thompson & Knight, P.C., a written opinion, dated as of the Closing Date, addressed to the Company and the Company Shareholders, in form and substance reasonably acceptable to the Company to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) the Company, Merger Subsidiary and Buyer will each be a party to that reorganization within the meaning of Section 368(b) of the Code and (iii) the Company Shareholders shall not recognize any gain or loss for U.S. federal income tax purposes upon receipt of the Merger Consideration; and

                  (n) On the Closing Date, Buyer will have delivered to the Company all of the following:

                           (i) a certificate of appropriate officer(s) of Buyer, dated the Closing Date, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied;

                           (ii) an executed copy of each of the Related Agreements;

                           (iii) a copy of each of (x) the text of the resolutions adopted by the Board of Directors of Buyer and Merger Subsidiary authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement, (y) the charter and bylaws of each of Buyer and Merger Subsidiary, along with certificates executed on behalf of each of them by their respective corporate secretaries certifying to the Company that such copies are true, correct and complete copies of such resolutions, charter and bylaws, respectively, and that such resolutions, charter and bylaws were duly adopted and have not been amended or rescinded;

                           (iv) Certificates of Existence and Good Standing for each of Buyer and Merger Subsidiary issued by the Secretary of State of each of their respective states of incorporation evidencing the good standing of such corporation in such state;

                           (v) incumbency certificates executed on behalf of Buyer and Merger Subsidiary by their respective corporate secretaries certifying the signature and office of each officer executing this Agreement or any of the Related Agreements; and

                           (vi) such other certificates, documents and instruments as the Company reasonably requests related to the transactions contemplated hereby.

                                    ARTICLE 7
                            TERMINATION AND REMEDIES

         7.01 Termination.

                  (a) This Agreement may be terminated at any time prior to the Closing:

                           (i)  by the mutual consent of Buyer and the Company;

                           (ii) by either Buyer or the Company if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement;

                           (iii) by Buyer or the Company if Closing does not occur by the later to occur of (A) 5:00 p.m., Central Time, on June 17, 1999 and (B) 5:00 p.m., Central Time, on the fifth day after the date on which the Company delivers to Buyer the Company's Annual Financial Statements; provided that (i) neither party will be entitled to terminate this Agreement pursuant to this Section 7.01(a)(iii) if its willful breach of this Agreement has prevented the consummation of the Closing by such date;

                           (iv) by either party if, after the date hereof, there shall have been a material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of the other party; and

                           (v) by Buyer if, between the Closing Date and the Effective Time, the Company (without the prior approval of Buyer) acquires another company or Company Shareholders exchange Company Common Shares for securities of another entity and Buyer, acting in good faith, does not approve of such acquisition or exchange.

                  (b) (i) Except as otherwise provided in this Section 7.01(b), this Agreement will automatically terminate if the Effective Time has not occurred on or before August 30, 1999 (the "Expiration Date"), subject to Buyer's right to extend the Expiration Date pursuant to subparagraph (iii) below.

                           (ii) If the Effective Time has not occurred by the initial Expiration Date, Buyer shall on the day immediately following the Expiration Date pay to LegacyMaker liquidated damages of $100,000 cash (the "Liquidated Damages"). The Liquidated Damages shall be paid regardless of whether Buyer extends the Expiration Date pursuant to subparagraph (iii) below.

                           (iii) Buyer shall have the option to extend the Expiration Date for up to three consecutive 30-day periods (each an "Extension Period"), the first to commence on the day immediately following the initial Expiration Date and second and third Extension Periods to commence upon the expiration of the preceding Extension Period. Notwithstanding subparagraph (i) above, during any Extension Period this Agreement shall remain in effect. Buyer's right to extend the Expiration Date is exercisable by Buyer by payment to LegacyMaker of $100,000 in cash no later than the first day of each such Extension Period (each, an "Extension Payment"). The Extension Payment(s) shall be in addition to, and not in lieu of, the payment of the Liquidated Damages.

                           (iv) The Company may terminate this Agreement at any time prior to the Effective Time (including during any Extension Period) if Buyer loses the Nasdaq SmallCap listing of the Buyer Common Shares. In the event of such termination, the Liquidated Damages shall immediately become due and payable to LegacyMaker if not previously paid. Furthermore, any Extension Payment previously paid to LegacyMaker shall be retained by LegacyMaker as additional liquidated damages and not as a penalty.

         7.02 Effect of Termination. In the event of termination of this Agreement by either Buyer or the Company as provided in Section 7.01, this Agreement shall become void and, except as provided in Section 7.01(f), there shall be no liability on the part of either Buyer or the Company or their respective shareholders, officers, or directors except that Section 9.01 shall survive indefinitely and except with respect to willful breaches of this Agreement prior to the time of such termination.

         7.03 Arbitration. Any dispute among Merger Subsidiary, Buyer and the Company under this Agreement shall be resolved by arbitration by an arbitrator selected under the rules of the American Arbitration Association (located in Dallas, Texas) and the arbitration shall be conducted in that same location under the rules of said Association. Merger Subsidiary, Buyer and the Company shall each be entitled to present evidence and argument to the arbitrator. The arbitrator shall have the right only to interpret and apply the provisions of this Agreement and may not change any of its provisions. The arbitrator shall permit reasonable pre-hearing discovery of facts, to the extent necessary to establish a claim or a defense to a claim, subject to supervision by the arbitrator. The determination of the arbitrator shall be conclusive and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The arbitrator shall give written notice to the parties stating his determination, and shall furnish to each party a signed copy of such determination.

         7.04 Remedies. It is understood that, in the event of any party's breach of its respective agreements as herein provided or any party's failure to perform the covenants set forth in this Agreement or any of the Related Agreements required to be performed by it, the measure of damages at law to the affected party will be difficult to ascertain and the remedy at law may be inadequate. Accordingly, it is specifically agreed that either Merger Subsidiary, Buyer or the Company, as the case may be, shall be entitled to the remedy of specific performance to enforce the terms and conditions of this Agreement.

         7.05 Litigation Expense. In the event any party hereto is made or shall become a party to any litigation (including arbitration) commenced by or against the other involving the enforcement of any of the rights or remedies of such party, or arising on account of a default of the other party in its performance of any of the other party's obligations hereunder, then each party shall pay and be solely responsible for any and all costs incurred by it in connection with such litigation, including the costs, fees and expenses of any and all attorneys' fees.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

         8.01 Powers of Attorney. The Letter of Transmittal provides for the appointment by each Company Shareholder (including those who become Company Shareholders after the date hereof) of James L. Anderson as his, her or its agent and attorney-in-fact (the "ATTORNEY-IN-FACT"), to take all action required or permitted under the Escrow Agreement or herein with respect to the interests and rights of such Company Shareholder. Buyer may, for all purposes of this Agreement, assume and treat every notice or other action directed to or performed by the Attorney-in-Fact as if such notice or other action has been directed to or performed by each Company Shareholder.

         8.02 Officers of Surviving Corporation. As of the Effective Time, James L. Anderson shall be elected the Chairman of the Board, and King the Chief Executive Officer, of Buyer.

         8.03 Options, etc. Issued by Buyer after May 3, 1999. If Buyer issues any options, warrants or other securities exchangeable for, or convertible into, Buyer Common Shares after May 3, 1999 and prior to the Effective Time, then upon payment by LegacyMaker to Buyer of the same consideration paid to Buyer by the recipient(s) of such options, warrants or other securities, Buyer agrees to issue at the Effective Time securities, with substantially identical material terms and in the same aggregate amount to LegacyMaker.

         8.04 The Company's Corporate Books. At the Effective Time, the Company shall deliver to Buyer the Company's minute books, stock transfer records, corporate seal and other materials related to the Company's corporate administration.

         8.05 Securities and Blue Sky Laws. Buyer shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Buyer Preferred Shares hereunder and Buyer Common Shares upon conversion of the Buyer Preferred Shares.

         8.06 Tax Matters.

                  (a) Buyer and the Company and each Company Shareholder (by virtue of the approval of this Agreement by the requisite vote of the Company Shareholders) shall, and the Company shall cause each person or entity who becomes a Company Shareholder after the date hereof to, cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceedings with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (b) For federal income tax purposes, the parties agree to take all actions necessary to allocate each item of income, gain, loss, deduction and credit of the Company for the calendar year 1999 based on an interim closing of the books as of the Effective Time. Buyer agrees to cooperate with the Company Shareholders and make available to them all information and documents necessary for the preparation of the Form 1120-S with respect to the Company for the period ending on the Effective Time.

         8.07 Advance to the Company. Within three business days after the date hereof, Buyer shall pay to the Company $150,000 in cash. In the event that the Merger is not consummated, for whatever reason, then this payment shall be retained by the Company as compensation to the Company for the expenditures made by it in anticipation of combining its operations with the operations of Buyer. This payment shall not reduce or offset the Liquidated Damages or Extension Payments (if payable) otherwise due to LegacyMaker hereunder. If the Merger is consummated, then this amount shall be retained by the Surviving Corporation and shall be deemed to be a capital contribution by Buyer to the Surviving Corporation.

                                    ARTICLE 9
                            SURVIVAL; INDEMNIFICATION

         9.01 Survival of Representations and Warranties. Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained in Article 2 and
Article 3 shall survive the Closing for a period of two (2) years following the Closing Date, except with respect to claims specifically raised by the aggrieved party or parties in one or more written notices given to the allegedly offending party or parties prior to the second anniversary of the Closing Date, and such claims may continue to be asserted by the aggrieved party or parties after that date, provided that claims based upon any alleged breach of a representation or warranty contained in any of Sections 2.13, 2.22, 3.10 or 3.18 may be brought at any time on or prior to the expiration of any relevant statute of limitations governing the underlying claim.

         9.02 Indemnification of Company Indemnitees. Buyer hereby agrees to defend, indemnify and hold the Company and its directors and officers and each Company Shareholder (the "COMPANY INDEMNITEES") harmless from, against and in respect of: (i) any and all losses, damages or deficiencies (whether as a result of a direct claim by the Company Indemnitees against Buyer, a third party claim against the Company Indemnitees or otherwise) resulting from any and all breaches of representations, warranties, covenants or other terms of this Agreement by Buyer or Merger Subsidiary made or contained in this Agreement or in any certification, list, document or exhibit delivered by Buyer under or in connection with this Agreement or the transactions contemplated herein; (ii) all costs, damages, liabilities, obligations and reasonable expenses related to or arising out of Buyer's operation of the Surviving Corporation on or after the Effective Time; and (iii) all costs and expenses incident to any and all actions, suits, proceedings, claims, demands, assessments or judgments in respect of sections (i) and (ii) of this Section, regardless of the merit thereof, including the Company Indemnitees' reasonable legal and accounting fees and expenses (whether incident to the foregoing or to the Company Indemnitees' enforcement of said rights of defense and indemnity).

         9.03 Procedure for Indemnification of the Company Indemnitees. If any such action, suit or proceeding shall be commenced against the Company Indemnitees or any such claim, demand or assessment be asserted against the Company Indemnitees in respect of which any of the Company Indemnitees proposes to demand defense and indemnification, Buyer shall be notified to that effect with reasonable promptness and shall thereafter have the right, but not the obligation, to assume the entire control of the defense, compromise or settlement thereof, including, at its own expense, employment of counsel satisfactory to the Company Indemnitees and, in connection therewith, each of the Company Indemnitees shall cooperate fully to make available to Buyer all pertinent information under its control. If Buyer does not promptly notify the Company Indemnitees that Buyer will assume the entire control of such defense, Buyer shall thereafter reimburse each of the Company Indemnitees for all of its reasonable expenses (as described herein) for such defense, as and when they are incurred.

         9.04 Indemnification Threshold. Neither LegacyMaker on the one hand, nor Buyer or King on the other hand, shall have any indemnification obligation under this Agreement, the LegacyMaker Indemnification Agreement or the King Indemnification Agreement, as the case may be, unless and until the aggregate amount of all losses, damages, costs, expenses and deficiencies incurred by the aggrieved party or like situated parties reaches $100,000 (the "THRESHOLD AMOUNT"), at which time the offending party or parties shall be liable in full for all losses, damages, costs, expenses and deficiencies in excess of the Threshold Amount.

         9.05 Adjustment for Taxes and Insurance. The amount of any liabilities for which an indemnitor may be liable under this Article 9, the LegacyMaker Indemnification Agreement or the King Indemnification Agreement shall be calculated net of any Tax Benefit inuring to the indemnitee on account of such liabilities. "Tax Benefit" shall mean any refund of Taxes paid or reduction in the amount of Taxes which would otherwise be paid currently or in the future, in each case computed assuming that income taxes are paid at the highest United States federal marginal rate applicable to the indemnitee. The indemnitee will not be entitled to any recovery from the indemnitor for any liabilities to the extent of the amount of insurance proceeds actually paid to the indemnitee with respect to such liabilities.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.01 Press Releases and Announcements. Prior to the Effective Time, no party hereto shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers of the Company or Buyer without prior written approval of the other party, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with applicable law. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

         10.02 Expenses. Except as otherwise expressly provided for herein, each of the Company and Buyer will pay all of its own expenses (including attorneys' and accountants' fees) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

         10.03 Further Assurances. Each party agrees that, on and after the Effective Time, it shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

         10.04 Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         10.05 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy, e-mail or other electronic transmission device. Notices, demands and communications to Buyer and the Company will, unless another address is specified in writing, be sent to the address indicated below:

         Notices to Buyer:                           with a copy to:
         ----------------                            --------------
         Cafe Odyssey, Inc.                          Maslon Edelman Borman & Brand, LLP
         4801 West 81st Street, Suite 112            90 South Seventh Street
         Bloomington, MN 55437                       Minneapolis, MN  55402
         Attention: Stephen D. King                  Attention: William M. Mower, Esq.
         E-mail: steveking@pol.com                   E-mail: wmower@maslon.com
         Fax: (612) 837-9916                         Fax:  (612) 672-8397

         Notices to the Company:                     with a copy to:
         popmail.com, inc.                           Thompson & Knight, a Professional Corporation
         1333 Corporate Drive, Suite 350             1700 Pacific Avenue, Suite 3300
         Irving, TX 75038                            Dallas, TX  75201
         Attention: Toni Bryan, Business Manager     Attention: David L. Emmons, Esq.
         E-mail: tbryan@equitymedia.com              E-mail: emmonsd@tklaw.com
         Fax: (972) 550-5517                         Fax: (214) 969-1751

         Notice to the Company Shareholders:         with a copy to:
         James L. Anderson, Attorney-in-Fact         Thompson & Knight, a Professional Corporation
         1333 Corporate Drive, Suite 350             1700 Pacific Avenue, Suite 3300
         Irving, TX 75038                            Dallas, TX  75201
         E-mail: jim@equitymedia.com                 Attention: David L. Emmons, Esq.
         Fax: (972) 550-5517                         E-mail: emmonsd@tklaw.com
                                                     Fax: (214) 969-1751

         10.06 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto, except that Buyer may assign any and all rights it has under this Agreement or any Related Agreement to a wholly owned subsidiary of Buyer without the consent of any other party.

         10.07 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.08 Complete Agreement. This Agreement and the Related Agreements and other exhibits hereto, the Disclosure Schedules and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         10.09 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

         10.10 Governing Law. The internal law, without regard to conflicts of laws principles, of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      "BUYER"

                                      CAFE ODYSSEY, INC.



                                      By: s/ Stephen D. King
                                          -------------------------------------
                                               Stephen D. King
                                               Chairman of the Board and Chief
                                                  Executive Officer


                                      "MERGER SUBSIDIARY"

                                      CAFE ODYSSEY ACQUISITION
                                        SUBSIDIARY, INC.



                                      By:
                                          -------------------------------------
                                      Its:
                                          -------------------------------------




                                      -----------------------------------------
                                      Stephen D. King

                                      THE "COMPANY"

                                      POPMAIL.COM, INC.



                                      By: s/ James L. Anderson
                                          --------------------------------------
                                               James L. Anderson
                                               Chairman, Chief Executive Officer
                                                 and President

                                      THE "COMPANY SHAREHOLDERS"

                                      THE SONYA NANCE TRUST


                                      By: s/ James L. Anderson
                                          --------------------------------------
                                               James L. Anderson, Trustee

                                      THE MARCOS A. AND SONYA NANCE
                                        RODRIGUEZ CHILDREN'S TRUST NO. 2


                                      By: s/ James L. Anderson
                                          --------------------------------------
                                               James L. Anderson, Trustee


                                       s/ Travis Reese
                                      ------------------------------------------
                                      Travis Reese


                                       s/ Paul Martin
                                      ------------------------------------------
                                      Paul Martin


                                       s/ James L. Anderson
                                      ------------------------------------------
                                      James L. Anderson


                                       s/ Toni Bryan
                                      ------------------------------------------
                                      Toni Bryan


                                       s/ James A. Gammon
                                      ------------------------------------------
                                      James A. Gammon


                                       s/ Jeff Crabtree
                                      ------------------------------------------
                                      Jeff Crabtree
                                      s/ Bruce Campbell
                                      ------------------------------------------
                                      Bruce Campbell


                                      s/ Keleigh Ahman
                                      ------------------------------------------
                                      Keleigh Ahman


                                      s/ Randy Isbell
                                      ------------------------------------------
                                      Randy Isbell